EXHIBIT 32.1
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
     Each of the undersigned, HENRI COURPRON, the CHIEF EXECUTIVE OFFICER, and FREDERICK S. CROMER, the PRESIDENT AND CHIEF FINANCIAL OFFICER of INTERNATIONAL LEASE FINANCE CORPORATION (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i)
the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2011	/s/ Henri Courpron
HENRI COURPRON

Dated: May 10, 2011	/s/ Frederick S. Cromer
FREDERICK S. CROMER